INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT, entered into as of the 17th day of September, 2002, by and between THE NOTTINGHAM INVESTMENT TRUST II (the "Trust"), a Massachusetts business trust, and BROWN CAPITAL MANAGEMENT, INC., a Maryland corporation (the "Advisor"), registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisors Act").

WHEREAS,  the  Trust  is  registered  as  a  diversified,   open-end  management
investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Advisor to furnish investment advisory and administrative services to THE BROWN CAPITAL MANAGEMENT MID-CAP FUND series of the Trust, and the Advisor is willing to so furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Advisor to act as Investment Advisor to THE BROWN CAPITAL MANAGEMENT MID-CAP FUND (the "Fund") series of the Trust for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Delivery of Documents. The Trust has furnished the Advisor with copies properly certified or authenticated of each of the following:

     (a)  The  Trust's   Amended  and  Restated   Declaration   of  Trust  (such
          Instrument, as presently in effect and as it shall from time to time be amended, is herein called the "Instrument");

     (b) The Trust's Amended and Restated By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

     (c) Resolutions of the Trust's Board of Trustees and the resolution approved by a majority of the outstanding shares of the Fund
          authorizing   the  appointment  of  the  Advisor  and  approving  this
          Agreement;

     (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), relating to shares of beneficial interest of the Fund (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

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     (e)  The Fund's Prospectuses and Statement of Additional  Information (such
          Prospectuses and Statement of Additional Information,  as presently in
          effect  and  all  amendments  and   supplements   thereto  are  herein
          collectively called the "Prospectus").

     The Trust will also furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Investment Advisory Services. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The
     Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in (i) its Prospectus; (ii) the Trust's Instrument, By-Laws and other governing instruments, as in affect from time to time; and (iii) such other policies, procedures and/or limitations as may be adopted by the Trust with respect to such Fund from time to time and provided to the Advisor in writing. The Advisor further agrees that it:

     (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

     (b) Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best net price and the most favorable execution of its orders as further described in the Prospectus. Consistent with this obligation, when the Advisor believes two or more brokers or dealers are comparable in price and execution, the Advisor may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Trust shares, and (ii) brokers who are affiliated with the Fund or its Advisor; provided, however, that in no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the Advisor in principal transactions;

     (c) Will provide certain executive personnel for the Fund as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Advisor unless otherwise mutually agreed upon; and

     (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

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4.   Services  Not  Exclusive.  The advisory  services  furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Board of Trustees, the Advisor will not serve as investment advisor to any other investment company having a similar investment objective to that of the Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Fund.

6. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Fund. In the event that there is no distribution plan under Rule 12b-1 of the 1940 Act in effect for the Fund, the Advisor will pay, out of the Advisor's resources generated from sources other than fees received from the Fund, the entire cost of the promotion and sale of Fund shares. The Advisor will provide other information and services, other than services of outside counsel or independent accountants for any Fund, required in connection with the preparation of all registration statements and prospectuses, prospectus supplements, statements of additional information, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

     Notwithstanding the foregoing, the Trust shall pay the expenses and costs of the following (as they pertain to the Fund):

     (a)  Taxes, interest charges and extraordinary expenses;
     (b) Brokerage fees and commissions with regard to portfolio transactions of the Fund;
     (c)  Fees and expenses of the custodian of the Fund's portfolio securities;
     (d) Fees and expenses of the Fund's administrator, transfer and dividend disbursing agent and the Fund's fund accounting agent or, if the Fund performs any such services without an agent, the costs of the same;
     (e)  Auditing and legal expenses;
     (f)  Cost of maintenance of the Fund's existence as a legal entity;
     (g) Compensation of trustees who are not interested persons of the Advisor as that term is defined by Section 2(a)(19) of the 1940 Act;
     (h)  Costs of Trust meetings;
     (i)  Federal and State registration or qualification fees and expenses;
     (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
     (k) The investment advisory fee payable to the Advisor, as provided in paragraph 7 herein; and

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     (l)  Plan of  Distribution  Pursuant  to Rule 12b-1  expenses,  but only in accordance with the Plan of Distribution Pursuant to Rule 12b-1 as approved by the shareholders of the Fund.

     It is understood that the Trust may desire to register the Fund's shares for sale in certain states which impose expense limitations on mutual funds. The Trust agrees that it will register the Fund's shares in such states only with the prior written consent of the Advisor.

7. Compensation. The Trust will pay the Advisor and the Advisor will accept as full compensation an investment advisory fee, based upon the daily average net assets of each Fund determined in the manner described in the Prospectus, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedule attached hereto as Exhibit A.

8.   Limitation  of  Liability;  Indemnification;   Failure  to  Perform;  Force
     Majeure.
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     (a)  Neither the Advisor nor any of its directors, officers,  shareholders, agents, or employees shall be liable or responsible to the Trust, the Funds or to any shareholder of the Funds for any error of judgment, mistake of law or for any other loss whatsoever suffered by any Fund in connection with error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) Subject to the limitations set forth in this Subsection 8(b), the Trust shall indemnify, defend and hold harmless (from the assets of the Fund or Funds to which the conduct in question relates) the Advisor against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services or (ii) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the

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          proceeding  was  brought  that the Advisor was not liable by reason of
          Disabling   Conduct,   (ii)   dismissal   of  a  court  action  or  an
          administrative proceeding against the Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees") or (b) an independent legal counsel approved by the Trustees, including a majority of Independent Trustees, (hereinafter referred to as an "independent legal counsel") in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Advisor (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Trust to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if (i) the Advisor shall have provided security for such undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be entitled to indemnification hereunder.

          As to any matter disposed of by a compromise payment by the Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided with respect to a Fund unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Advisor of any amount paid to the Advisor in accordance with either of such clauses as indemnification of the Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Advisor's action was in or not opposed to the best interest of the Fund or to have been liable to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

          The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of any Fund, and other persons may be entitled by contract or otherwise under law, nor the power of any Fund to purchase and maintain liability insurance on behalf of any such person.

          The Board shall take all such action as may be necessary and appropriate to authorize a Fund hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Advisor is entitled to

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
          indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

     (c) The Advisor acknowledges that the terms "Funds" and "Trustees" as used herein, refer, respectively, to the trust created by the Instrument and the Trustees thereof, as trustees but not individually or personally, acting from time to time under the Instrument, to which reference is hereby made and the Instrument which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of the "Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

     (d) The Advisor agrees to indemnify and hold harmless the Trust and Trust's Trustees and officers from all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Trust in connection with the defense or disposition of any body, related to or resulting from (i) any breach or violation of this Agreement by the Advisor; (ii) any breach of fiduciary duty with respect to the receipt of compensation for services; and (iii) any willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

     (e) No failure or omission by either party hereto in the performance of any obligation of this Agreement (other than payment obligations) shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to, the following: acts of God, acts or omissions of any governmental agency; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake, war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

     (f) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Advisor and the Trust and their respective directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective upon the registration statement of the Trust containing the Fund's Prospectus being declared effective by the Securities and Exchange Commission and

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     commencement  of  operations of the Fund and,  unless sooner  terminated as provided herein, shall continue in effect for two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

     (a) By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and

     (b) By vote of either the Board of Trustees or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund by the Trust or by the Advisor at any time on sixty
     (60) days' written notice, without the payment of any penalty, provided that termination by the Trust must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act). The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

12. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.

13.  Representations and Warranties.
     ------------------------------

     (a)  The Advisor  hereby  represents  and warrants to the Trust as follows:
          (i) The Advisor is a corporation duly organized and in good standing under the laws of the State of Maryland and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder. (ii) The Advisor is registered as an investment Advisor with the SEC under the Advisors Act and is registered or licensed as

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          an investment Advisor under the laws of all applicable  jurisdictions.
          The Advisor shall maintain such registrations or licenses in effect at all times during the term of this Agreement. (iii) The Advisor at all times shall provide its best judgment and effort to the Trust in carrying out the Advisor's obligations hereunder.

     (b)  The Trust  hereby  represents  and warrants to the Advisor as follows:
          (i) The Trust has been duly organized as a business trust under the laws of the Commonwealth of Massachusetts and is authorized to enter into this Agreement and carry out its terms. (ii) The Trust is (or will be) registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

14. Interested Persons. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Advisor as directors, officers or otherwise and that directors, officers and shareholders of the Advisor are or may be or become similarly interested in the Trust.

15. Independent Contractor. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

16. Structure of Agreement. The Trust is entering into this Agreement on behalf of the respective fund severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each fund severally and not jointly. No fund shall have any responsibility for any obligation of any other fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing: (a) any breach of any term of this Agreement regarding the Trust with respect to any one fund shall not create a right or obligation with respect to any other fund; (b) under no circumstances shall the Advisor have the right to set off claims relating to a fund by applying property of any other fund; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular fund to which such relationship and consideration applies. This Agreement is intended to govern only the relationships between the Advisor, on the one hand, and the Trust and the funds, on the other hand, and (except as specifically provided above in this Paragraph 16) is not intended to and shall not govern (i) the relationship between the Trust and any fund or (ii) the relationships among the respective funds.

17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

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

18. Notices. Notices of any kind to be given to the Trust hereunder by the Advisor shall be in writing and shall be duly given if mailed or delivered to The Nottingham Investment Trust II, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069, Attention: C. Frank Watson, III or to such other address or to such individual as shall be so specified by the Trust to the Advisor. Notices of any kind to be given to the Advisor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Advisor at 1201 North Calvert Street, Baltimore, Maryland 21202, Attention: Eddie C. Brown, or at such other address or to such individual as shall be so specified by the Advisor to the Trust. Notices shall be effective upon delivery.


























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IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers designated below as of the day and year first above written.


ATTEST:                                     THE NOTTINGHAM INVESTMENT TRUST II


By: /s/ C. Frank Watson III                 By: /s/ Jack E. Brinson

Title: Secretary                            Title: Chairman




ATTEST:                                     BROWN CAPITAL MANAGEMENT, INC.

By: /s/ Charlene P. Gross                   By: /s/ Eddie C. Brown

Title: Executive Assistant                  Title: President


















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                                    EXHIBIT A

                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT ADVISORY AGREEMENT and rendered to THE BROWN CAPITAL MANAGEMENT MID-CAP FUND, the Advisor shall be compensated monthly, as of the last day of each month, within five (5) business days of the month end, a fee based upon the daily average net assets of the Fund according to the following schedule:


The Brown Capital Management Mid-Cap Fund
  Date added to this Agreement - September __, 2002

            Net Assets                             Annual Fee
            ----------                             ----------

          On All Assets                              0.75%





THE BROWN CAPITAL MANAGEMENT MID-CAP FUND's registration statement was effective and it commenced operations on September __, 2002.


















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